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                                                           EXHIBIT NO. 99.(d)

              TEMPORARY CERTIFICATE - Exchangeable for Definitive
                  Engraved Certificate When Ready for Delivery

                            MFS CHARTER INCOME TRUST
         ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
        THIS CERTIFICATE IS TRANSFERABLE IN BOSTON AND IN NEW YORK CITY

SHARES OF BENEFICIAL INTEREST                     SHARES OF BENEFICIAL INTEREST
         WITHOUT PAR VALUE                             WITHOUT PAR VALUE

                                                 C U S I P   552727 10 9
                                            SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT




                                S P E C I M E N



IS THE OWNER OF

         FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF

MFS CHARTER INCOME TRUST, transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Declaration of Trust and By-Laws of the Trust, each as from time to time amended, (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
         Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:                                  MFS CHARTER INCOME TRUST

COUNTERSIGNED AND REGISTERED:           BY:



                                 W. THOMAS LONDON  A. KEITH BRODKIN
                                 W. Thomas London  A. Keith Brodkin
                                   TREASURER         PRESIDENT